UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2022

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31921	36-3972986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
9900 West 109th Street
Suite 100
Overland Park, KS 66210
(Address of principal executive offices)
(913) 344-9200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	CMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated CEO Employment Agreement and Performance Share Award

On August 5, 2022, the Compensation Committee of the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) approved, and the Company entered into, an amended and restated employment agreement with Kevin S. Crutchfield (the “Amended Employment Agreement”). Mr. Crutchfield currently serves as the Company’s Chief Executive Officer and as a member of the Board and, prior to entering the Amended Employment Agreement, was party to an employment agreement between the Company and Mr. Crutchfield, dated as of April 19, 2019 (the “Prior Employment Agreement”). The Amended Employment Agreement provides for Mr. Crutchfield’s continued employment with the Company as the Company’s Chief Executive Officer and as a member of the Board, and supersedes and replaces the Prior Employment Agreement in its entirety.

The term of employment under the Amended Employment Agreement is through May 31, 2025, but automatically extends for successive one-year periods unless either party provides 60-days’ advance written notice of non-renewal, or unless earlier terminated. Under the terms of the Amended Employment Agreement, Mr. Crutchfield will be entitled to an annual base salary of $1,124,000 per year, an annual incentive compensation bonus with a target of at least 150% of his annual base salary and annual long-term equity awards with a target value of at least 350% of his annual base salary.

The Amended Employment Agreement also provides that Mr. Crutchfield will be granted a performance stock unit award on August 5, 2022 (the “Grant Date”) under the Company’s 2020 Incentive Award Plan, with an aggregate dollar-denominated value targeted at $2,500,000 (the “Performance Award”). The Performance Award is eligible to vest on May 31, 2025 based on the achievement of annualized absolute total shareholder return (“TSR”) performance over the period beginning on the Grant Date and ending on May 31, 2025 (the “Performance Period”). If TSR during the Performance Period is less than 10%, no portion of the Performance Award will vest; if TSR during the Performance Period is at least 10%, but less than 12%, the Performance Award will vest with respect to 50% of the shares covered by the Performance Award; if TSR during the Performance Period is at least 12%, but less than 15%, the Performance Award will vest with respect to 100% of the shares covered by the Performance Award; if TSR during the Performance Period is at least 15%, but less than 20%, the Performance Award will vest with respect to 200% of the shares covered by the Performance Award; and if TSR during the Performance Period is equal to or greater than 20%, the Performance Award will vest with respect to 300% of the shares covered by the Performance Award (in each case with the percentage of shares that vest in between performance levels interpolated on a straight-line basis).

If the Company terminates Mr. Crutchfield’s employment without Cause or does not renew the Amended Employment Agreement or if Mr. Crutchfield terminates his employment for Good Reason or with a Qualified Retirement (each as defined in the Amended Employment Agreement), he will be entitled to a pro-rated annual incentive compensation bonus through the date of termination at target level for such year, an amount equal to the sum of 24 months’ of his base salary and two times his target bonus, payable in a single lump sum, and any unpaid annual bonus with respect to a performance period ending on or preceding the his date of termination, payable at the same time as annual bonuses for such performance period are paid to similarly situated employees. In addition, he will receive reimbursement for up to a maximum of 18 months of premium payments for COBRA coverage, immediate vesting of all stock options and restricted stock units granted through the date of termination, the right to continue to vest in a pro-rata portion of the Performance Award based on actual performance results for the Performance Award’s performance period and assuming his service continued through the one-year anniversary of his date of termination, and, in the case of a Qualified Retirement only, the right to continue to vest in a pro-rata portion of any outstanding performance stock units (other than the Performance Award) based on actual performance results for the applicable performance period (or such other more favorable treatment to which such performance stock units may be entitled under the applicable equity award agreement or the equity rules applicable to such performance stock units).

If Mr. Crutchfield’s employment terminates as a result of his death or disability, he (or his estate) will receive a pro-rated annual incentive compensation bonus through the date of termination at the target level, any unpaid annual bonus with respect to a performance period ending on or preceding the his date of termination, payable at the same time as annual bonuses for such performance period are paid to similarly situated employees, and continued health benefits for 18 months, in the case of death, or the length of the period he is receiving disability benefits under the Company’s benefit policies, in the case of disability.

To be eligible for the severance payments under either the Amended Employment Agreement or Mr. Crutchfield’s Change in Control Severance Agreement, Mr. Crutchfield will be required to execute a release of claims against the Company and be in compliance in all material respects with his Restrictive Covenant Agreement and his Confidentiality Agreement.

Unless otherwise provided for in the Amended Employment Agreement, the treatment of Mr. Crutchfield’s equity awards will be determined by the Company’s 2020 Incentive Award Plan, equity rules and the applicable award agreements.

The foregoing descriptions of the Amended Employment Agreement and the Performance Award are not intended to be complete and are qualified in their entirety by reference to the full text of each such agreement, which are included as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and each of which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Amended and Restated Employment Agreement, dated August 5, 2022, between Compass Minerals International, Inc. and Kevin S. Crutchfield.
10.2	Performance Stock Unit Grant Notice (aTSR), dated August 5, 2022, between Compass Minerals International, Inc. and Kevin S. Crutchfield.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date: August 8, 2022	By:	/s/ Lorin Crenshaw
Name: Lorin Crenshaw
Title: Chief Financial Officer